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                                                                    EXHIBIT 10.2
                                                                    ------------

                             VERISITY DESIGN, INC.
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of December 31, 1998, by and between SILICON VALLEY BANK ("Bank") and VERISITY DESIGN, INC. ("Borrower").

                                    RECITALS

        A. Borrower and Bank are parties to that certain QuickStart Loan and Security Agreement, dated as of February 6, 1998, and all schedules and attachments thereto, as amended from time to time (collectively, and as may have been further amended, the "Original Loan Documents").

        B. Borrower and Bank wish to amend and restate the terms of the Original Loan Documents as stated herein. This Agreement sets forth the terms on which Bank will loan money to Borrower and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT

        The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION
     ----------------------------

     1.1  Definitions. As used in this Agreement, the following terms shall have
          -----------
the following definitions:

          "Accounts" means all presently existing and hereafter arising accounts, contract rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility, the Equipment Facility or the Existing Term Loan Facility.

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        "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors and partners.

        "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

        "Borrower's Books" means all of Borrower's books and records including ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition, and computer programs, or tape files, and the equipment, containing such information.

        "Borrowing Base" has the meaning set forth in Section 2.1(a) hereof.

        "Business Day" means any day that is not a Saturday, Sunday or other day on which banks in the State of California are authorized or required to close.

        "Closing Date" means the date of this Agreement.

        "Code" means the California Uniform Commercial Code.

        "Collateral" means the property described on Exhibit A attached hereto.
                                                     ---------

        "Committed Line" means Two Million Dollars ($2,000,000).

        "Committed Equipment Line" means Five Hundred Thousand Dollars
($500,000).

        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, comade or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however,

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that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

        "Conversion" means the occurrence of either of the following events:
(i) Borrower's violation of any covenant contained in Sections 6.8, 6.9 and 6.10 of this Agreement or (ii) Borrower's request to convert the Revolving Facility to a bridge loan under the terms and conditions contained in Section 2.1(e).

        "Converted Loan" has the meaning set forth in Section 2.1(e).

        "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, and Verisity Ltd., as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

        "Daily Balance" means the amount of the Obligations owed at the end of a given day.

        "Debt Service Coverage" means, as measured quarterly as of the last day of each fiscal quarter of Borrower and Verisity Ltd., on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) net income, plus (ii) depreciation, amortization of intangible assets and
                   ----
other noncash charges to income, (iii) capitalized software costs and (iv) accrued interest, to (b) an amount equal to the sum of all scheduled repayments for such quarter (or month, as applicable), including accrued interest, and mandatory prepayments of principal on account of long-term debt.

        "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided that standards of
                                                 --------
eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon thirty (30) days' prior notification thereof to Borrower in accordance with

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the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

               (g) Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States;

               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor by Borrower;

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except (i) such percentage shall be thirty-five percent (35%) with respect to each of the aggregate Accounts of MIPS, LSI Logic, Cisco Systems, Inc. and Newbridge Networks, or (ii) as approved in writing by Bank;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its reasonable discretion, that there is a proper basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

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               (k)  Accounts the collection of which Bank reasonably determines to be doubtful.

          "Eligible Equipment" means computer equipment, office equipment and other machines, equipment and software licenses as approved by Bank in its reasonable discretion (i) in which the Bank has a valid perfected first priority security interest, (ii) which equipment is new and has not previously been used by any Person, and (iii) which equipment will be acquired within ninety (90) days after the Equipment Advance or has been acquired by Borrower within ninety
(90) days prior to the Equipment Advance.

          "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer reasonably satisfactory to Bank less the amount of any deductible(s) that may be or become owing thereon; or (2) supported by one or more letters of credit in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, reasonably acceptable to Bank; or (3) that Bank approves on a case-by-case basis.

          "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          "Equipment Advance" or "Equipment Advances" means a cash advance or cash advances under the Equipment Facility.

          "Equipment Availability Date" means December 31, 1999.

          "Equipment Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.2 hereof.

          "Equipment Maturity Date" means December 31, 2002.

          "Equity Infusion" means the receipt by Verisity Ltd. of net cash proceeds, net of Overadvance paydowns, in excess of Four Million Dollars ($4,000,000) from the sale of its Series "D" capital stock.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "Existing Term Loan Facility" means the facility under which Borrower requested Bank to issue advances under the Original Loan Documents.

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        "Existing Term Loan Maturity Date" means thirty-seven (37) months following the Closing Date.

        "Foreign Exchange Reserve" has the meaning set forth in Section 2.1.3 herein.

        "GAAP" means generally accepted accounting principles as in effect from time to time.

        "Guarantor" means any present or future guarantor of the Obligations, including, without limitation, Verisity Ltd.

        "Guaranties" means the guaranties in a form acceptable to Bank executed and delivered by each Guarantor.

        "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations, in accordance with GAAP.

        "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement or other relief.

        "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

        "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person of, or in, any loan, advance or capital contribution to any Person.

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        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "Letter of Credit" or "Letters of Credit" has the meaning set forth in
Section 2.1.1 herein.

        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

        "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

        "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

        "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

        "Payment Date" means the thirtieth (30th) calendar day of each month commencing on the first such date after the Closing Date and ending on the Equipment Maturity Date.

        "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

        "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

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               (b)  Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Indebtedness to trade creditors incurred in the ordinary course of business;

               (d)  Subordinated Debt; and

               (e) Capital leases or indebtedness incurred solely to purchase equipment that is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition.

        "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of issuance thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

        "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's
                         --------
security interests except to extent provided under applicable law;

               (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
                 --------
acquired and improvements thereon, and the proceeds of such Equipment;

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               (d)  Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or
                               --------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

               (e) Nonconsensual statutory Liens arising in the ordinary course of Borrower's business to the extent (i) such Liens secure indebtedness that is not overdue, or (ii) such Liens secure indebtedness relating to claims or liabilities that are insured and are being defended at the expense of the insurer, or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on Borrower's books.

        "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

        "Projected Revenue Budget" means a company-prepared budget, reflecting Borrower's and Verisity Ltd.'s projected revenues for each fiscal quarter, as per the Private Placement Memorandum dated December 1998, as reviewed and approved by Bank prior to the Closing Date.

        "Quick Assets" means, as of any applicable date, the unrestricted cash; unrestricted cash equivalents; net, billed accounts receivable; and investments with maturities of less than one year of Borrower and Verisity Ltd. determined in accordance with GAAP.

        "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

        "Revolving Advance" or "Revolving Advances" means a cash advance or cash advances under the Revolving Facility or under the Converted Loan.

        "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

        "Revolving Maturity Date" means the date immediately preceding the first anniversary of the date of this Agreement.

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          "Schedule" means the schedule of exceptions, attached hereto, if any.

          "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

          "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

          "Tangible Net Worth" means as of the applicable date, the consolidated total assets of Borrower and Verisity Ltd. minus, without duplication, (i) the
                                           -----
sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses and (c) all reserves not already deducted from assets and (ii) Total Liabilities.

          "Term Loan" has the meaning set forth in Section 2.3.

          "Total Liabilities" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

     1.2  Accounting Terms. All accounting terms not specifically defined herein
          ----------------
shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

2.   LOAN AND TERMS OF PAYMENT
     -------------------------

     2.1  Revolving Facility.
          ------------------

               (a)  Advances.  Subject to and upon the terms and conditions of
                    --------
this Agreement, Bank agrees to make Revolving Advances to Borrower in an aggregate amount not to exceed the lesser of the Committed Line or the Borrowing Base, minus the sum of (i) the face amount of all outstanding Letters of Credit
      -----
(including drawn but unreimbursed Letters of Credit), and (ii) the Foreign Exchange Reserve. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to eighty percent (80%) of Eligible Accounts. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
Section 2.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

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               (b)  Procedures.  Whenever Borrower desires a Revolving Advance,
                    ----------
Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Revolving Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank will
                                                  ---------
make Revolving Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Revolving Advances are necessary to meet Obligations that have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Revolving Advances made under this Section 2.1 to Borrower's deposit account.

               (c)  Interest, Payments.  Interest shall accrue from the date of
                    ------------------
each Revolving Advance at the rate specified in Section 2.5(a) and shall be payable on the Payment Date during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts, unless satisfied, shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d)  Maturity.  The Revolving Facility shall terminate on the
                    --------
Revolving Maturity Date, at which time all Revolving Advances under this Section 2.1, excluding Section 2.1(e), shall be immediately due and payable.

               (e)  Conversion to Bridge Loan.  Notwithstanding the foregoing,
                    -------------------------
upon the occurrence of a Conversion, the Revolving Facility, including any outstanding obligations thereunder, shall convert to a bridge loan (the "Converted Loan"). Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Revolving Advances under the Converted Loan to Borrower in an aggregate amount not to exceed Two Million Dollars ($2,000,000) minus the sum of (i) outstanding Revolving Advances, (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and (iii) the Foreign Exchange Reserve. Interest on the obligations under the Converted Loan shall be payable in accordance with Section 2.1(c) All outstanding principal and accrued and unpaid interest under the Converted Loan shall be due and payable on that day on which the earliest of the following events occurs: (i) three (3) months following the Conversion, (ii) an Equity Infusion or (iii) June 30, 1999. Notwithstanding the foregoing, upon the occurrence of an Equity Infusion, and the payment by Borrower from outside resources (i.e., other than Advances hereunder) of all outstanding Obligations under the Converted Loan, the Revolving Facility shall be reinstated under the terms and conditions in Section 2.1.

          2.1.2  Letters of Credit.
                 -----------------

                 (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit (each a "Letter of Credit," collectively, the "Letters of Credit") for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base, minus (ii) the then outstanding principal
                                      -----
balance of the Revolving Advances (including drawn but unreimbursed Letters of Credit), minus (iii) the Foreign Exchange Reserve. Each Letter of Credit shall
         -----
have an expiry date no later than the Revolving Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard application and letter of credit agreement.

                 (b) The obligation of Borrower to promptly reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                 (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                 (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

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

          2.1.3  Foreign Exchange Contract:  Foreign Exchange Settlements.
                 -------------------------

                 (a) Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed an aggregate amount of (i) the lesser of the Committed Line or the Borrowing Base, minus (ii) the then outstanding principal balance of the Revolving Advances
-----
(including drawn but unreimbursed Letters of Credit), minus (iii) the Foreign
                                                      -----
Exchange Reserve (the "Contract Limit"), pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. In accordance with Section 2.1(a), the amount available under the Committed Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, ten percent (10%) of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two
(2) business days after the Determination Date, one hundred percent (100%) of the gross amount of the Exchange Contracts.

                 (b) Bank may, in its discretion, settle and terminate the Exchange Contracts at any time (i) that an Event of Default occurs or (ii) that there is no sufficient availability under the Committed Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto to arising in connection therewith.

                 (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two (2) business-day period to be more than (i) the lesser of the Committed Line or the Borrowing Base, minus (ii) the then outstanding principal balance of
                            -----
the Advances (including drawn but unreimbursed Letters of Credit), minus (iii)
                                                                   -----
the Foreign Exchange Reserve (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit. Notwithstanding the above, however, the amount that may be settled in any two (2) business-day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                    (i) if there is sufficient availability under the Committed Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign
      --------
Exchange Foreign Reserve against the Committed Line; or

                    (ii) if there is insufficient availability under the Committed Line, as to settlements within any two (2) business-day period, provided that Bank, in its reasonable discretion, may: (A) verify good funds overseas prior to crediting Borrower's deposit account with Bank (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Bank prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

               (d) In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Bank upon settlement either to treat the settlement amount as an advance under the Committed Line, or to debit Borrower's account for the amount settled.

               (e) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

               (f) Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Bank, Borrower agrees to indemnify Bank and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, reasonable attorneys' fees of counsel of Bank's choice), of every nature and description that it may sustain or incur, based upon, arising out of or in any way relating to any of the Exchange Contracts.

     2.2  Equipment Facility.
          ------------------

               (a)  Equipment Advances.  Subject to and upon the terms and
                    ------------------
conditions of this Agreement, Bank agrees, at any time following (i) an Equity Infusion, and (ii) Borrower's repayment of all outstanding Revolving Advances and accrued interest under the Converted Loan and any overadvances as provided in Section 2.4, through the Equipment Availability Date to make Equipment
                -------
Advances under the Equipment Facility, not to exceed one (1) Equipment Advance for each month prior to the Equipment Availability Date, to Borrower for Eligible Equipment in an aggregate principal amount not to exceed the lesser of
(i) the Committed Equipment Line or (ii) one hundred percent (100%) of the cost of such Eligible Equipment (inclusive of sales tax, freight, software and installation expenses). On the date of each Equipment Advance under the Equipment Facility,

Borrower shall provide invoices and other documents as requested by Bank, in form and content satisfactory to Bank, demonstrating that the Equipment Advances then outstanding, if any, or requested, under the Equipment Facility (a) shall be used to finance or refinance, as the case may be, Eligible Equipment (which Borrower shall, in any case, have acquired after January 1, 1999), and (b) shall not exceed one hundred percent (100%) of the cost of such Eligible Equipment (inclusive of sales tax, freight, software and installation expenses). Amounts borrowed pursuant to this Section 2.2 may not be reborrowed once repaid.

               (b)  Procedures.  Whenever Borrower desires an Equipment Advance,
                    ----------
Borrower shall notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, one (1) Business Day before the day on which the Equipment Advance is requested to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. The notice shall be signed by a Responsible Officer and
---------
include a copy of the invoice for the Eligible Equipment to be financed. Bank is authorized to make Equipment Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Equipment Advances are necessary to meet Obligations that have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Equipment Advances made under this Section 2.2 to Borrower's deposit account.

               (c)  Interest and Principal.  Interest shall accrue from the date
                    ----------------------
of each Equipment Advance under the Equipment Facility at a rate equal to one-half of one (.50) percentage point above the Prime Rate, and shall be payable monthly on the Payment Date for each month through the month in which the Equipment Availability Date falls. Bank shall, at its option, charge such interest, all Bank Expenses and all Periodic Payments against any of Borrower's deposit accounts or against the Committed New Equipment Line, in which case those amounts unless satisfied shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall, unless satisfied, be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All Equipment Advances under the Equipment Facility that are outstanding on the Equipment Availability Date will be payable in thirty-six (36) equal monthly installments of principal plus accrued interest, on the Payment Date for each month through the Equipment Maturity Date.

               (d)  Maturity.  The Equipment Facility shall terminate on the
                    --------
Equipment Maturity Date, at which time all Obligations owing under this

Section 2.2 and all other amounts under this Agreement shall be immediately due and payable.

     2.3  Existing Term Loan Repayment of Principal and Interest.  Borrower
          ------------------------------------------------------
acknowledges the existence of Seven Hundred Fifty Thousand Dollars ($750,000) of outstanding Advances under the Original Loan Documents (the "Term Loan"). Borrower shall repay such aggregate amount of outstanding Advances under the Term Loan in thirty-six (36) equal monthly installments of principal plus accrued interest at a rate equal to one quarter of one percent (0.25%) percentage point above the Prime Rate, on the Payment Date of each month following the Closing Date, commencing on the first Payment Date following the Closing Date, through, and including, the Existing Term Loan Maturity Date, in accordance with the terms of this Agreement.

     2.4  Overadvances.  If, at any time or for any reason, the amount of
          ------------
Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than (i) the lesser of the Committed Line or the Borrowing Base, minus (ii) the face amount of all outstanding Letters of Credit (including drawn
-----
but unreimbursed Letters of Credit), minus (iii) the Foreign Exchange Reserve,
                                     -----
Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     2.5  Interest Rates, Payments and Calculations.
          -----------------------------------------

               (a)  Interest Rate.  Except as set forth in Section 2.5(b), all
                    -------------
Advances, excluding Equipment Advances and Advances under the Term Loan, shall bear interest, on the average Daily Balance thereof, at a rate equal to one-half of one (0.50) percentage point above the Prime Rate; provided, however, in the
                                                     --------
event that the Conversion occurs, such Advances shall bear interest, on the average Daily Balance thereof, at a rate equal to two (2.00) percentage points above the Prime Rate, and further provided, in the event of an Equity Infusion,
                          ------- --------
such Advances shall bear interest, on the average Daily Balance thereof, at a rate equal to one-half of one (0.50) percentage point above the Prime Rate.

               (b)  Default Rate.  All Obligations shall bear interest, from and
                    ------------
after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c)  Payments.  Interest hereunder shall be due and payable on
                    --------
each Payment Date during the term hereof. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number ______________ for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits that Bank has made against Borrower's accounts. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d)  Computation.  In the event the Prime Rate is changed from
                    -----------
time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     2.6  Crediting Payments.  Prior to the occurrence of an Event of Default,
          ------------------
Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

     2.7  Fees.  Borrower shall pay to Bank the following:
          ----

               (a)  Facility Fee.  A facility fee equal to Twelve Thousand Five
                    ------------
Hundred Dollars ($12,500), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable.

               (b)  Financial Examination and Appraisal Fees.  Bank's reasonable
                    ----------------------------------------
customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

               (c)  Bank Expenses.  Upon the date hereof, all Bank Expenses
                    -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due, not to exceed $3,000.

     2.8  Additional Costs.  In case any change in any law, regulation, treaty
          ----------------
or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

     2.9  Term.  This Agreement shall become effective on the Closing Date and,
          ----
subject to Section 12.7, shall continue in full force and effect for a term ending on the Equipment Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations (excluding Obligations under Section 2.7 and 12.2 to the extent they remain outstanding at the time outstanding payment obligations are paid in full) are outstanding.

3.   CONDITIONS OF LOANS
     -------------------

     3.1  Conditions Precedent to Initial Advance.  The obligation of Bank to
          ---------------------------------------
make the initial Revolving Advance or initial Equipment Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement,

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  the Guaranties;

               (d)  a warrant agreement;

               (e)  financing statements (Forms UCC-1);

               (f)  an audit of Borrower's Accounts;

               (g)  the Projected Revenue Budget;

               (h)  insurance certificate;

               (i) evidence in form and substance satisfactory to Bank of due diligence discussions between Borrower and Sequoia Capital regarding Sequoia Capital's support of the Borrower;

               (j)  payment of the fees and Bank Expenses then due specified in
Section 2.7 hereof; and

               (k) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     3.2  Conditions Precedent to All Advances.  The obligation of Bank to make
          ------------------------------------
each Advance, including the initial Advance, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

4.   CREATION OF SECURITY INTEREST
     -----------------------------

     4.1  Grant of Security Interest.  Borrower grants and pledges to Bank a
          --------------------------
continuing security interest in all presently existing and hereafter acquired or arising

Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule and any Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. In addition, Borrower's Obligations under this Agreement are further guaranteed by the Guarantors in the form of the Guaranties.

     4.2  Delivery of Additional Documentation Required.  Borrower shall from
          ---------------------------------------------
time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     4.3  Right to Inspect.  Bank (through any of its officers, employees or
          ----------------
agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of or any other matter relating to, the Collateral.

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

        Borrower represents and warrants as follows:

     5.1  Due Organization and Qualification.  Except as set forth in the
          ----------------------------------
Schedule, Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

     5.2  Due Authorization; No Conflict. Except as set forth in the Schedule,
          ------------------------------
the execution, delivery and performance of the Loan Documents are within Borrower's powers, have been duly authorized and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

     5.3  No Prior Encumbrances.  Borrower has good and marketable title to the
          ---------------------
Collateral, free and clear of Liens, except for Permitted Liens.

     5.4  Bona Fide Eligible Accounts.  The Eligible Accounts are bona fide
          ---------------------------
existing obligations. The property or services giving rise to such Eligible Accounts have been delivered or provided, as applicable, to the account debtor or to the account debtor's agent for immediate shipment to and acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

     5.5  Merchantable Inventory.  All Inventory is in all material respects of
          ----------------------
good and marketable quality, taken as a whole, free from all material defects.

     5.6  Name; Location of Chief Executive Office.  Except as disclosed in the
          ----------------------------------------
Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

     5.7  Litigation.  Except as set forth in the Schedule, there are no actions
          ----------
or proceedings pending by or against Borrower, any Subsidiary or Guarantor before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower, such Subsidiary or Guarantor or Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

     5.8  No Material Adverse Change in Financial Statements.  All consolidated
          --------------------------------------------------
financial statements related to Borrower, any Subsidiary or Guarantor that have been delivered by Borrower to Bank fairly present in all material respects Borrower's, such Subsidiary's or Guarantor's consolidated financial condition as of the date thereof and Borrower's, such Subsidiary's or Guarantor's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower, Subsidiary or Guarantor since the date of the most recent of such financial statements submitted to Bank.

     5.9  Solvency.  The fair saleable value of Borrower's assets (including
          --------
goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower and each Guarantor are able to pay their respective debts (including trade debts) as they mature.

     5.10  Regulatory Compliance.  Borrower and each Subsidiary have met the
           ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act, except where such failure to so comply could not reasonably be expected to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

     5.11  Environmental Condition.  None of Borrower's or any Subsidiary's
           -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release or transport any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets have ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

     5.12  Taxes.  Borrower, each Subsidiary and each Guarantor has filed or
           -----
caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

     5.13  Subsidiaries.  Borrower does not own any stock, partnership interest
           ------------
or other equity securities of any Person, except for Permitted Investments, and as disclosed in the Schedule.

     5.14  Government Consents. Borrower, each Subsidiary and each Guarantor has
           -------------------
obtained all consents, approvals and authorizations of, made all declarations or filings with and given all notices to all governmental authorities that are necessary for the continued operation of Borrower's or such Subsidiary's or Guarantor's business as currently conducted except where the failure to obtain any such consent, approval or authorization, to make any such declaration or filing, or to be given any such notice could not reasonably be expected to have a Material Adverse Effect.

     5.15  Full Disclosure.  No representation, warranty or other statement made
           ---------------
by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.   AFFIRMATIVE COVENANTS
     ---------------------

        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

     6.1   Good Standing.  Borrower shall maintain its and each of its
           -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

     6.2   Government Compliance.  Borrower shall meet, and shall cause each
           ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

     6.3   Financial Statements, Reports, Certificates.  Borrower shall deliver
           -------------------------------------------
to Bank: (a) as soon as available, but in any event within forty-five (45) days after the end of each month, a company-prepared balance sheet and income statement covering Borrower's and Guarantor's consolidated operations during such period, in a form certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within one hundred twenty
(120) days after the end of Borrower's and Guarantor's fiscal year, audited consolidated financial statements of Borrower and Guarantor prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower that could reasonably be expected to result in damages or costs to Borrower of Fifty Thousand Dollars ($50,000) or more; and (d) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

          Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a borrowing base certificate in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and
---------
accounts payable for the immediately preceding month.

          Within forty-five (45) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a compliance certificate in substantially the form of Exhibit D hereto.
                                         ---------

          Bank shall have a right to audit Borrower's Accounts and Inventory at Borrower's reasonable expense prior to the initial Revolving Advance, and from time to time thereafter, provided that, such audits shall not occur more often than every six (6) months unless an Event of Default has occurred and is continuing.

     6.4  Inventory; Returns.  Borrower shall keep its Inventory in good and
          ------------------
marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

     6.5  Taxes.  Borrower shall make, and shall cause each Subsidiary to make,
          -----
due and timely payment or deposit of all material federal, state and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

     6.6  Insurance.
          ---------

                    (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks (except earthquake), and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                    (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank for application to the Obligations.

     6.7  Principal Depository. Borrower shall maintain its principal depository
          --------------------
and operating accounts with Bank.

     6.8  Adjusted Quick Ratio; Debt Service Coverage.  Borrower shall maintain,
          -------------------------------------------
as of the last day of each calendar month during the term of this Agreement, a ratio of Quick Assets to Current Liabilities (excluding deferred maintenance revenue) of at least 1.25 to 1.00. Notwithstanding the foregoing, from and after the time Borrower achieves profitability of at least $1.00 for two (2) consecutive fiscal quarters ("Minimum Profitability"), Borrower shall not be subject to the Quick Ratio requirements set forth above but instead shall be required to maintain a Debt Service Coverage of at least 1.50 to 1.00 for each fiscal quarter thereafter. In the event of an Equity Infusion, Borrower shall maintain, as of the last day of each calendar month during the term of this Agreement, a ratio of Quick Assets to Current Liabilities (excluding deferred maintenance revenue) of at least 2.00 to 1.00. In addition, in the event of an Equity Infusion, from and after the time Borrower achieves profitability of at least $1.00 for two (2) consecutive fiscal quarters ("Minimum Profitability"), Borrower shall not be subject to the Quick Ratio requirements set forth above but instead shall be required to maintain a Debt Service Coverage of at least
1.50 to 1.00 for each fiscal quarter thereafter.

     6.9  Maximum Revenue Decline.  Borrower shall not suffer in excess of a
          -----------------------
fifteen percent (15%) decline from the Borrower's Projected Revenue Budget for any fiscal quarter during the term of this Agreement; provided that in the event of an Equity Infusion, such decline shall not exceed twenty percent (20%).

     6.10 Liquidity Coverage; Debt Service Coverage.  Borrower shall maintain,
          -----------------------------------------
of the last day of each calendar month from and after the Closing Date during the term of this Agreement, a Liquidity Ratio of at least 1.75 to 1.00. For the purposes of this Section 6.10, the term "Liquidity Ratio" shall be the ratio calculated by dividing (i) the sum of (A) unrestricted cash and cash equivalents of Borrower and Verisity Ltd. plus (B) eighty percent (80%) of Eligible
                              ----
Accounts, minus (ii) the sum of (A) all undrawn available Revolving Advances
          -----
under the Revolving Facility, by all outstanding Obligations with respect to the
                              --
Equipment Facility and Existing Term Loan Facility under the Original Loan Documents. Notwithstanding the foregoing, from and after the time Borrower achieves Minimum Profitability for two (2) consecutive fiscal quarters, Borrower shall not be subject to the Liquidity Coverage requirements set forth above but instead shall be required to maintain a Debt Service Coverage of at least 1.50 to 1.00 for each fiscal quarter thereafter. In the event of an Equity Infusion, Borrower shall maintain, as of the last day of each calendar month from and after the Closing Date during the term of this Agreement, a Liquidity Ratio of at least 2.00 to 1.00. In addition, in the event of an Equity Infusion, from and after the time Borrower achieves Minimum Profitability for two (2) consecutive fiscal quarters, Borrower shall not be subject to the Liquidity Coverage requirements set forth above but instead shall be required to maintain a Debt Service Coverage of at least 1.50 to 1.00 for each fiscal quarter thereafter

     6.11 Upon Conversion/Equity Infusion.  Notwithstanding the foregoing, upon
          -------------------------------
the occurrence of a Conversion, the Converted Loan and the Term Loan shall not be subject to the financial covenants set forth in Sections 6.8, 6.9, and 6.10 hereof, during the term of the Converted Loan.

     6.12 Further Assurances.  At any time and from time to time Borrower shall
          ------------------
execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS
     ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will riot do any of the following:

     7.1  Dispositions.  Convey, sell, lease, transfer or otherwise dispose of
          ------------
(collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including Transfers to Guarantor not consistent with ordinary course of business, other than: (i) Transfers of Inventory and other Transfers in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment; and (iv) Transfers not otherwise permitted by this Section 7.1 not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year.

     7.2  Change in Business.  Engage in any business, or permit any of its
          ------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

     7.3  Mergers or Acquisitions.  Merge or consolidate, or permit any of its
          -----------------------
Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (the "Merger or Acquisition"); provided, however, that Borrower may consummate a Merger or Acquisition without first obtaining Bank's prior written consent so long as (i) an Event of Default has not occurred or is not continuing, and (ii) Borrower remains in compliance with the obligations under Sections 6.8, 6.9 and
6.10 both prior to and subsequent to the Merger or Acquisition.

     7.4  Indebtedness.  Create, incur, assume or be or remain liable with
          ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

     7.5  Encumbrances.  Create, incur, assume or suffer to exist any Lien with
          ------------
respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

     7.6  Distributions.  Pay any dividends or make any other distribution or
          -------------
payment on account of or in redemption, retirement or purchase of any capital stock.

     7.7  Investments.  Directly or indirectly acquire or own, or make any
          -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

     7.8  Transactions with Affiliates.  Directly or indirectly enter into or
          ----------------------------
permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

     7.9  Subordinated Debt.  Make any payment in respect of any Subordinated
          -----------------
Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relaxing to the Subordinated Debt without Bank's prior written consent.

     7.10 Inventory.  Store the Inventory with a bailee, warehouseman or similar
          ---------
party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

     7.11 Compliance.  Become an "investment company" controlled by an
          ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose.
Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

8.   EVENTS OF DEFAULT
     -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

     8.1  Payment Default.  If Borrower fails to pay the principal of, or any
          ---------------
interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

     8.2  Covenant Default.  If Borrower fails to perform any obligation under
          ----------------
Sections 6.8, 6.9 or 6.10 (except in the event of a Conversion), or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof from Bank or any Responsible Officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

     8.3  Material Adverse Change.  If there occurs a material adverse change in
          -----------------------
Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

     8.4  Attachment.  If any material portion of Borrower's assets is attached,
          ----------
seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed, results in court-ordered relief from attachment, or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

     8.5  Insolvency.  If Borrower becomes insolvent, or if an Insolvency
          ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

     8.6  Other Agreements.  If there is a default in any agreement to which
          ----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could reasonably be expected to have a Material Adverse Effect;

     8.7  Subordinated Debt.  If Borrower makes any payment on account of
          -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank and except for payments on "Permitted Indebtedness";

     8.8  Judgments.  If a judgment or judgments for the payment of money in an
          ---------
amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

     8.9  Misrepresentations.  If any material misrepresentation or material
          ------------------
misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     8.10 Guarantors.  If any Guaranty ceases for any reason to be in full force
          ----------
and effect, or any Guarantor fails to perform any obligation under any Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty or in any certificate delivered to Bank in connection witch such Guaranty, or any of the circumstances described in Sections 8.3, 8.4, 8.5, 8.6 or 8.8 applies to one or more of the Guarantors.

9.   BANK'S RIGHTS AND REMEDIES
     --------------------------

     9.1  Rights and Remedies.  Upon the occurrence and during the continuance
          -------------------
of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                    (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                    (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                    (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                    (d) Settle or adjust disputes and claims directly with account debtors, for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                    (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity or otherwise;

                    (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                    (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                    (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                    (i)  Bank may credit bid and purchase at any public sale;
and

                    (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

     9.2  Power of Attorney.  Effective only upon the occurrence and during the
          -----------------
continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

     9.3  Accounts Collection.  At any time from the date of this Agreement,
          -------------------
Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Upon the occurrence and during the continuation of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

     9.4  Bank Expenses.  If Borrower fails to pay any amounts or furnish any
          -------------
required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems reasonably necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems reasonably prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

     9.5  Bank's Liability for Collateral.  So long as Bank complies with its
          -------------------------------
obligations under Section 9207 of the Code, Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. Subject to the foregoing, all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

     9.6  Remedies Cumulative.  Bank's rights and remedies under this Agreement,
          -------------------
the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

     9.7  Demand; Protest.  Borrower waives demand, protest, notice of protest,
          ---------------
notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.  NOTICES
     -------

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

          If to Borrower:     Verisity Design, Inc.
                              1943 Landings Drive
                              Mountain View, CA  94043
                              Attn:  Mr. Charles Alvarez
                              Fax:  650/961-5300

          with a copy to:     Howard, Rice, Nemerovski, Canady,
                                   Falk & Rabkin
                              A Professional Corporation
                              Three Embarcadero Center, 7th Floor
                              San Francisco, CA  94111-4065
                              Attn:  Gary M. Kaplan, Esq.
                              Fax:  415/217-5910

          If to Bank:         Silicon Valley Bank
                              3003 Tasman Drive
                              Santa Clara, CA  95054-1191
                              Attn:  Mr. John China
                              Fax:  408/748-9478

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
     ------------------------------------------

          The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.

BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS

AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.  GENERAL PROVISIONS
     ------------------

     12.1 Successors and Assigns.  This Agreement shall bind and inure to the
          ----------------------
benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

     12.2 Indemnification.  Borrower shall defend, indemnify and hold harmless
          ---------------
Bank and its officers, employees and agents against: (a) all obligations, demands, claims and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following or consequential to transactions between Bank and Borrower whether under the Loan Documents (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3 Time of Essence.  Time is of the essence for the performance of all
          ---------------
obligations set forth in this Agreement.

     12.4 Severability of Provisions.  Each provision of this Agreement shall be
          --------------------------
severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     12.5 Amendments in Writing, Integration.  This Agreement cannot be amended
          ----------------------------------
or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents except that any financing statements or other agreements or instruments, filed by Bank with respect to the Borrower shall remain in full force and effect.

     12.6 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

     12.7 Survival.  All covenants, representations and warranties made in this
          --------
Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section
12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

     12.8 Confidentiality.  In handling any confidential information Bank shall
          ---------------
exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower (who shall remain bound by this Section 12.8), (ii) to prospective transferees or purchasers of any interest in the Loans, provided
                                                                    --------
that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine are reasonably necessary in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     12.9 Effect of Amendment and Restatement. This Agreement is intended to and
          -----------------------------------
does completely amend and restate, without novation, the Original Loan Documents. All security interests granted under the Original Loan Documents are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                             VERISITY DESIGN, INC.


                                             By: /s/ Charles Alvarez
                                                 -------------------------------

                                             Title: V.P. Finance & Admin./CFO
                                                    ----------------------------


                                             SILICON VALLEY BANK


                                             By: /s/ indecipherable
                                                 -------------------------------

                                             Title: Vice President
                                                    ----------------------------

                                   EXHIBIT A

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     1. All goods and equipment now owned (except equipment financed by third parties) or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located;

     2. All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     3. All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     4. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     5. All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     6. All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     7. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Notwithstanding the foregoing, the filing on the patents, copyrights and trademarks described above is solely for the purpose of perfecting a security interest in the accounts receivable with respect to such collateral.

                                   EXHIBIT B
                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 p.m., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION                       DATE: ________________

FAX #:  408/496-2426                                      TIME: ________________

--------------------------------------------------------------------------------

FROM:  Verisity Design, Inc.
       -------------------------------------------------------------------------
                            CLIENT NAME (BORROWER)

REQUESTED BY: __________________________________________________________________
                           AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: __________________________________________________________

PHONE NUMBER: __________________________________________________________________

FROM ACCOUNT # ______________              TO ACCOUNT # ________________________

REQUESTED TRANSACTION TYPE                              REQUEST DOLLAR AMOUNT
--------------------------                              ---------------------

PRINCIPAL INCREASE (REVOLVING ADVANCE)                  $ ______________________
PRINCIPAL INCREASE (EQUIPMENT ADVANCE)                  $ ______________________
PRINCIPAL PAYMENT (ONLY)                                $ ______________________
INTEREST PAYMENT (ONLY)                                 $ ______________________
PRINCIPAL AND INTEREST (PAYMENT)                        $ ______________________

OTHER INSTRUCTIONS: ____________________________________________________________
--------------------------------------------------------------------------------
All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another daze shall be true, correct and complete in all material respects as of such daze.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

_________________________________                 ______________________________
      Authorized Requester                                    Phone #

_________________________________                 ______________________________
       Received By (Bank)                                     Phone #


                    ______________________________________
                          Authorized Signature (Bank)
--------------------------------------------------------------------------------

                                   EXHIBIT C
                          BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------

Borrower: Verisity Design, Inc.                   Lender: Silicon Valley Bank

Commitment Amount: $2,000,000

--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
    1.  Accounts Receivable Book Value as of ________                                        $ ____________
    2.  Additions (please explain on reverse)                                                $ ____________
    3.  TOTAL ACCOUNTS RECEIVABLES                                                           $ ____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
    4.  Amounts over 90 days due                                     $ ____________
    5.  Balance of 50% over 90 day accounts                          $ ____________
    6.  Concentration Limits*                                        $ ____________
    7.  Foreign Accounts                                             $ ____________
    8.  Governmental Accounts                                        $ ____________
    9.  Contra Accounts                                              $ ____________
    10.  Promotion or Demo Accounts                                  $ ____________
    11.  Intercompany/Employee Accounts                              $ ____________
    12.  Other (please explain on reverse)                           $ ____________
    13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                $ ____________
    14.  Eligible Accounts (#3 minus #13)                                                    $ ____________
    15.  LOAN VALUE OF ACCOUNTS (80% of #14)                                                 $ ____________

*25%, except Accounts of MIPS, LSI Logic, Cisco Systems, Newbridge Networks, up to 35%

BALANCES
    16.  Maximum Loan Amount                                                                  $ ___________
    17.  Total Funds Available [Lesser of #16 or #15]                                         $ ___________
    18.  Present balance owing on Line of Credit                                              $ ___________
    19.  Outstanding under Sublimits 0                                                        $ ___________
    20.  Outstanding under Sublimits (Letters of Credit)                                      $ ___________
    21.  Outstanding under Sublimits (Foreign Exchange)                                       $ ___________
    22.  RESERVE POSITION (#17 minus #18, #19, #20 and #21)                                   $ ___________

The undersigned represents and warrants that the foregoing is true, complete and correct, taken as a whole, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

                                                        ------------------------

COMMENTS:                                                    BANK USE ONLY
                                                         ----------------------
                                                         Rec'd By:_____________
                                                                   Auth. Signer
VERISITY DESIGN, INC.                                    Date:_________________

                                                         Verified:_____________
By:___________________________________                             Auth. Signer
         Authorized Signer                               Date:_________________

                                                        ------------------------

                                   EXHIBIT D

                            COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK

FROM:  VERISITY DESIGN, INC.

     The undersigned authorized officer of Verisity Design, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement arc true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and arc consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

          Please indicate compliance status by circling Yes/No under "Complies" column.

     Reporting Covenant                     Required                                                         Complies
     ------------------                     --------                                                         --------
     Monthly financial statements           Monthly within 45 days                                           Yes       No
     Compliance Certificate                 Monthly within 45 days                                           Yes       No
     Annual (CPA Audited)                   FYE within 120 days/1/                                           Yes       No
     A/R & A/P Agings                       Monthly within 20 days                                           Yes       No
     Borrowing Base Certificate             Monthly within 20 days                                           Yes       No
     A/R Audit                              Initial and Semi-Annual                                          Yes       No

     Financial Covenant                     Required                           Actual          Complies           N/A
     ------------------                     --------                           ------          --------           ---
     Maintain on a Monthly Basis:
      Minimum Adjusted quick Ratio/2/       1.25:1.00/3/                        ___:1.00      Yes     No          [_]
      Liquidity Coverage/4/                 1.75:1.00                           ___:1.00      Yes     No          [_]
     Maintain on a Quarterly Basis:
      Debt Service Coverage                 1.50:1.00/5/
     Maximum Revenue Loss                   not in excess of 15% of            $________      Yes     No          [_]
                                            Projected Revenue
                                            Budget/6/

/1/Required from Borrower and Guarantor.
/2/Excluding deferred revenues.
/3/Converts to Debt Service Coverage of 1.50 to 1.00 after Minimum Profitability. Upon the occurrence of a Conversion, the Converted Loan and the Term Loan shall not be subject to the financial covenants set forth above, during the term of the Converted Loan. In the event of an Equity Infusion, Borrower shall maintain, as of the last day of each calendar month, an Quick Ratio of at least 2.00 to 1.00. In addition, in the event of an Equity Infusion, after Minimum Profitability, Borrower shall not be subject to the Quick Ratio requirements set forth above but instead shall be required to maintain a Debt Service Coverage of at least 1.50w 1.00 for each fiscal quarter thereafter. /4/"Liquidity Ratio" shall be the ratio calculated by dividing (i) the sum of(A) unrestricted cash and cash equivalents of Borrower and Verisity Ltd. plus (B)
                                                                     ----
eighty percent (80%) of Eligible Accounts, minus (ii) the sum of (A) all
                                           -----
available undrawn Revolving Advances under the Revolving Facility, by all
                                                                   --
outstanding Obligations with respect to the Equipment Facility and Existing Term Loan Facility under the Original Loan Documents; converts to Debt Service Coverage of 1.50 to 1.00 after Minimum Profitability. After an Equity Infusion, Liquidity Ratio shall be 2.00 to 1.00, which converts to Debt Service Coverage of 1.50 to 1.00 after Minimum Profitability.
/5/Required after two (2) consecutive fiscal quarters of Minimum Profitability. /6/20% after an Equity Infusion.

                                                --------------------------------
Comments Regarding Exceptions: See Attached.              BANK USE ONLY
Sincerely,                                       Received
---------------------------------------
Signature                                        by:___________________________

_______________________________________          Date:_________________________
Title                                            Verified:_____________________

_______________________________________                   AUTHORIZED SIGNER
Date                                             Date:_________________________
                                                 Compliance Status:  Yes  No
                                                --------------------------------

             SCHEDULE OF EXCEPTIONS TO LOAN AND SECURITY AGREEMENT BETWEEN VERISITY DESIGN, INC. AND SILICON VALLEY BANK

          Verisity Design, Inc. ("Verisity" or the "Borrower") hereby discloses the following information pursuant to the Schedules referred to in that certain Amended And Restated Loan And Security Agreement by and between Silicon Valley Bank ("Bank") and Verisity, dated December 31, 1998 (the "Agreement"), to which these Schedules are attached and incorporated. The primary Section(s) of the Agreement to which each Schedule is relevant is set forth below. However, each exception is taken and such information is provided as to all representations and warranties of the Borrower set forth in the Agreement, to the extent relevant.

                      SCHEDULE OF PERMITTED INDEBTEDNESS

1.1         The Borrower has borrowed approximately $6.4 million from Verisity,
7.4         Ltd. for working capital and other purposes as of October 31, 1998.
            The Borrower is also indebted to Sun Microsystems Finance in connection with a Master Lease Agreement covering several scheduled equipment lease financings, each for terms of 36 months, with aggregate monthly payments of approximately $1,500.00

                          SCHEDULE OF PERMITTED LIENS

1.1 The Borrower has granted security interests in substantially all of its assets to Bank in connection with that certain QuickStart Loan
7.5 And Security Agreement, dated February 6, 1998. The Borrower has also granted security interests in certain equipment to Sun Microsystems Finance in connection with a Master Lease Agreement covering such equipment.

                       SCHEDULE OF PERMITTED INVESTMENTS

Section(s)  Exceptions and Information
----------  --------------------------
1.1 The Borrower has made a loan in the principal amount of $201,581.40 to Moshe Gavrielov, the Chief Executive Officer of Verisity, Ltd., Borrower's parent company and an employee of Borrower, in connection
7.7         with his purchase of 671,938 ordinary shares of Verisity, Ltd.
            pursuant to a Share Restriction Agreement dated March 23, 1998, the loan being evidenced by a Secured Promissory Note together with and Pledge Agreement in favor of the Borrower, each dated March 23, 1998.

                SCHEDULE OF OTHER NAMES USED FOR DOING BUSINESS

5.6 The Borrower was formerly known as, and has done business under the name InSpec Systems, Inc.

                        CORPORATE RESOLUTIONS TO BORROW

--------------------------------------------------------------------------------

Borrower: Verisity Design, Inc.

--------------------------------------------------------------------------------

        I, the undersigned Secretary or Assistant Secretary of Verisity Design, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of California.

        I FURTHER CERTIFY that attached hereto as Attachments I and 2 are true and complete copies of the Articles of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

        I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

        BE IT RESOLVED, that any one (I) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

          NAMES                      POSITIONS                ACTUAL SIGNATURES
--------------------------------------------------------------------------------
Moshe Gavrielov             Chairman of the Board        /s/ Moshe Gavrielov
------------------------    --------------------------   -----------------------
Kathryn Kranen              President & CEO              /s/ Kathryn Kranen
------------------------    --------------------------   -----------------------
Charles Alvarez             Chief Financial Officer      /s/ Charles Alvarez
------------------------    --------------------------   -----------------------

------------------------    --------------------------   -----------------------

------------------------    --------------------------   -----------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

        Borrow Money. To borrow from time to time from Silicon Valley Bank ("Bank"), such sum or sums of money as are specified in that certain Amended and Restated Loan and Security Agreement dated as of December 31, 1998, as amended from time to time (the "Loan Agreement").

        Execute Notes. To execute and deliver to Bank the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms specified in the Loan Agreement, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

        Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

        Negotiate Items. To draw, endorse and deposit with Bank all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing, payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

        Letters of Credit; Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts, as specified in the Loan Agreement.

        Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

        BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

        I FURTHER CERTIFY that the officers, employees and agents named above are duly elected, appointed or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

        IN WITNESS WHEREOF, I have hereunto set my hand on December 31, 1998, and attest that the signatures set opposite the names listed above are their genuine signatures.

                                             CERTIFIED TO AND ATTESTED BY:



                                             X /s/ Charles Alvarez
                                              ----------------------------------

================================================================================

Attachment 1 - Articles of Incorporation
Attachment 2 - Bylaws

                    DISBURSEMENT REQUEST AND AUTHORIZATION

Borrower:Verisity Design, Inc.                        Bank: Silicon Valley Bank
--------------------------------------------------------------------------------

LOAN TYPE. This is a variable rate, revolving line of credit of a principal amount up to $2,000,000 with subfacilities of up to $2,000,000 for letters of credit, and foreign exchange, and an equipment facility in a principal amount up to $500,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                            Revolving Line    Equipment Advance
                                            --------------    -----------------
     Amount paid to Borrower directly       $_____________    $_______________
     Undisbursed Funds                      $_____________    $_______________
     Principal                              $_____________    $_______________

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

           $12,500              Facility Fee
           $  TBD               Accounts Receivables Audit
              ---

     Other Charges Paid in Cash:                                   $  12,500
                                                                   -----------
                                                                        ------

           $  TBD               UCC Search Fees
              ---
           $  TBD               UCC Filing Fees
              ---
           $3,000               Outside Counsel Fees and Expenses (Estimate)
            -----

     Total Charges Paid in Cash                                    $   3,000
                                                                   -----------
                                                                        ------

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered _______ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Bank may voluntarily terminate Automatic Payments.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF DECEMBER 31,1998.

BORROWER:

VERISITY DESIGN, INC.

   /s/ Charles Alvarez
------------------------------------
Authorized Officer

================================================================================

                        AGREEMENT TO PROVIDE INSURANCE

Grantor: Verisity Design, Inc.                       Bank: Silicon Valley Bank
================================================================================

INSURANCE REQUIREMENTS. Verisity Design, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

          Collateral:   All Inventory, Equipment and Fixtures.
          Type:         All risks (except earthquake), including tire, theft and
                        liability.
          Amount:       Full insurable value.
          Basis:        Replacement value.
          Endorsements: Loss payable clause to Bank with stipulation that coverage will not be canceled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of December 31, 1998, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Amended and Restated Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED DECEMBER 31, 1998.

GRANTOR:

VERISITY DESIGN, INC.

    /s/ Charles Alvarez
-------------------------------
Authorized Officer

================================================================================
                               FOR BANK USE ONLY
                            INSURANCE VERIFICATION
  DATE:  ___________________                         PHONE:  _________________
  AGENT'S NAME:_______________________________________________________________
  INSURANCE COMPANY:__________________________________________________________
  POLICY NUMBER:______________________________________________________________
  EFFECTIVE DATES:____________________________________________________________
  COMMENTS:___________________________________________________________________

================================================================================

                               TABLE OF CONTENTS

                                                                           Page
1.   DEFINITIONS AND CONSTRUCTION........................................     1

     1.1  Definitions....................................................     1
     1.2  Accounting Terms...............................................    10

2.   LOAN AND TERMS OF PAYMENT...........................................    10

     2.1  Revolving Facility.............................................    10
     2.2  Equipment Facility.............................................    14
     2.3  Existing Term Loan Repayment of Principal and Interest.........    16
     2.4  Overadvances...................................................    16
     2.5  Interest Rates, Payments and Calculations......................    16
     2.6  Crediting Payments.............................................    17
     2.7  Fees...........................................................    17
     2.8  Additional Costs...............................................    17
     2.9  Term...........................................................    18

3.   CONDITIONS OF LOANS.................................................    18

     3.1  Conditions Precedent to Initial Advance........................    18
     3.2  Conditions Precedent to all Advances...........................    19

4.   CREATION OF SECURITY INTEREST.......................................    20

     4.1  Grant of Security Interest.....................................    20
     4.2  Delivery of Additional Documentation Required..................    20
     4.3  Right to Inspect...............................................    20

5.   REPRESENTATIONS AND WARRANTIES......................................    20

     5.1  Due Organization and Qualification.............................    20
     5.2  Due Authorization; No Conflict.................................    20
     5.3  No Prior Encumbrances..........................................    21
     5.4  Bona Fide Eligible Accounts....................................    21
     5.5  Merchantable Inventory.........................................    21
     5.6  Name; Location of Chief Executive Office.......................    21
     5.7  Litigation.....................................................    21
     5.8  No Material Adverse Change in Financial Statements.............    21
     5.9  Solvency.......................................................    21
     5.10 Regulatory Compliance..........................................    22
     5.11 Environmental Condition........................................    22

                               TABLE OF CONTENTS

                                                                           Page
     5.12 Taxes..........................................................    22
     5.13 Subsidiaries...................................................    22
     5.14 Government Consents............................................    23
     5.15 Full Disclosure................................................    23

6.   AFFIRMATIVE COVENANTS...............................................    23

     6.1  Good Standing..................................................    23
     6.2  Government Compliance..........................................    23
     6.3  Financial Statements, Reports, Certificates....................    23
     6.4  Inventory; Returns.............................................    24
     6.5  Taxes..........................................................    24
     6.6  Insurance......................................................    25
     6.7  Principal Depository...........................................    25
     6.8  Adjusted Quick Ratio; Debt Service Coverage....................    25
     6.9  Maximum Revenue Decline........................................    26
     6.10 Liquidity Coverage; Debt Service Coverage......................    26
     6.11 Upon Conversion/Equity Infusion................................    26
     6.12 Further Assurances.............................................    26

7.   NEGATIVE COVENANTS..................................................    26

     7.1  Dispositions...................................................    27
     7.2  Change in Business.............................................    27
     7.3  Mergers or Acquisitions........................................    27
     7.4  Indebtedness...................................................    27
     7.5  Encumbrances...................................................    27
     7.6  Distributions..................................................    27
     7.7  Investments....................................................    27
     7.8  Transactions with Affiliates...................................    28
     7.9  Subordinated Debt..............................................    28
     7.10 Inventory......................................................    28
     7.11 Compliance.....................................................    28

8.   EVENTS OF DEFAULT...................................................    28

     8.1  Payment Default................................................    28
     8.2  Covenant Default...............................................    29
     8.3  Material Adverse Change........................................    29
     8.4  Attachment.....................................................    29
     8.5  Insolvency.....................................................    29

                               TABLE OF CONTENTS

                                                                           Page
     8.6  Other Agreements...............................................    30
     8.7  Subordinated Debt..............................................    30
     8.8  Judgments......................................................    30
     8.9  Misrepresentations.............................................    30
     8.10 Guarantors.....................................................    30

9.   BANK'S RIGHTS AND REMEDIES..........................................    30

     9.1  Rights and Remedies............................................    30
     9.2  Power of Attorney..............................................    32
     9.3  Accounts Collection............................................    32
     9.4  Bank Expenses..................................................    33
     9.5  Bank's Liability for Collateral................................    33
     9.6  Remedies Cumulative............................................    33
     9.7  Demand; Protest................................................    33

10.  NOTICES.............................................................    34

11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................    34

12.  GENERAL PROVISIONS..................................................    35

     12.1 Successors and Assigns.........................................    35
     12.2 Indemnification................................................    35
     12.3 Time of Essence................................................    35
     12.4 Severability of Provisions.....................................    35
     12.5 Amendments in Writing, Integration.............................    35
     12.6 Counterparts...................................................    36
     12.7 Survival.......................................................    36
     12.8 Confidentiality................................................    36
     12.9 Effect of Amendment and Restatement............................    36
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